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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

       Date of Report: (Date of earliest event reported): June 16, 2000

                           PINNACLE GLOBAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                     0-30066                76-0583569
(State of Incorporation)    (Commission File Number)     (IRS Employer
                                                       Identification No.)

                           5599 SAN FELIPE, SUITE 555
                              HOUSTON, TEXAS 77056
             (Address of Registrant's principal executive offices)

                                (713) 993-4610
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

Pinnacle Global Group, Inc. announced on June 16, 2000 that it will discontinue the operations of Spires Financial, L.P., its mortgage-backed securities unit. The announcement followed a strategic review of Pinnacle's overall business focus. The action will result in (1) the availability of approximately $15 million of capital for acquisitions or expansions in Pinnacle's other activities and (2) balance sheet charges of approximately $10 million, of which about 90% relates to goodwill and other non-cash charges.

In 1999, Spires contributed $10.5 million in Pinnacle's consolidated revenue and $1.8 million in its consolidated pre-tax income from continuing operations. However, Spires was unprofitable for the last quarter of 1999, and has remained so in the current year.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         a.   Financial Statement of Business Acquired
              Not Applicable.

         b.   Pro Forma Financial Information
              Not Applicable.

         c.   Exhibits

              Exhibit        Description
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
              99.1           Press Release dated June 16, 1999
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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2000                    PINNACLE GLOBAL GROUP, INC.

                                       By: /s/ Don A. Sanders
                                          ----------------------------
                                          Don A. Sanders
                                          Vice-Chairman